UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2022

Commission file number 000-51886

MAX SOUND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	26-3534190
(State of Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Road # 802, San Diego, California, 92130

(Address of principal executive offices including zip code)

310-775-0058

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This disclosure relates to Max Sound Corporation (the “Company”)

Item 8.01 Other Events

Action by the Company due to extraordinary circumstances to function as non-Reporting for a period no less than three calendar months and no greater than six calendar months from today's filing date of November 21, 2022.

(1)	Max Sound Corporation (the “Company”) relied on the typical allowed extension of up to 5 days after its normal calendar Q3 filing due date of November 14, 2022;

(2)

After its requested extension, the Company had planned to file its 3rd quarter 10Q on November 21, 2022. However, after thoughtful consideration of extraordinary circumstances as memorialized in detail below, the Company has made the decision that the most beneficial action for all legitimate investing shareholders of record as a collective group, is to be non-Reporting for a brief period of time;

(3)

As mentioned previously in the Company's 8K filing on September 2, 2022 - any important news the company deems relevant under REG FD, has already been, and will continue to be, posted timely at the web site of MAXDandBeyond.com.

(4)

The Company, and its CEO, have attracted a group of bad actors, led by one MAXD shareholder - Harvey Vechery. Vechery's self-declared mission is to destroy the Company, its CEO, and all of the shareholder value at all costs. Read more on Vechery's well-documented strategy below in (8) Letter.

(5)

The Company made a forecast earlier in 2022 projecting a year-end run-rate of $100 million annual going forward. This would require total income of at least $8.5 million for the month of December. Any number of combined events currently in play lead to the conclusion that the forecast is attainable. Due to the chronic and relentless interference by Vechery and his team of lawbreakers, that's all that the Company will release on the subject at this time.

(6)

The status of the Company's professionals are as follows: Securities Counsel is available based on hourly rates. Presently, we feel it would be an unnecessary expense. Simultaneously, local Securities Counsel superstars are considering contingent cases that would include an already-created, multi-million-dollar, win-big damage model prepared for us with the help of a top Damage Expert in the Microcap space. For the period of nonreporting discussed herein, the Company's Auditor is expected to resign at their own convenience. The Company's CEO has personally paid a majority of previous bills for the Company's accounting and audit work over the past several years. Prior to the Company's future effort to return to reporting status, the CEO personally guarantees to pay to the current auditor any due balance existing and/or necessary to transition to another PCAOB qualified auditor with such having already been identified as the potential successor. The Company's CEO has also personally paid a majority of previous bills for legal services related to Vechery's fraudulent attacks which is now in excess of $100,000 invested towards such legal work. The CEO has and will continue to provide additional personal guarantees to certain attorneys as necessary, until the take down of Vechery and his team is complete and all professional bills are paid in full either by the CEO or the Company, or any combination of both.

(7)

The Company humbly submits that it will file its anticipated timing to return to a fully reporting status on or prior to May 19, 2023, along with updated audited accounting suitable to PCAOB rules and any other relevant regulatory compliance.

(8)	Letter: Attention MAX-D Shareholders.

As the company's CEO, I have consistently stated for legitimate shareholders who are interested only in reality, to know the exact documented and factual truth on any matter called into question that the Company believes necessitates a response. My unblemished 43-year business track record stands the test of time. At https://ChannelGreg.com, a fraction of my large inventory of accomplishments can be viewed as a small but meaningful part of the global digital multimedia record and ecosystem including parts of which I helped to create.

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Harvey Vechery has a well-documented strategy, already proven by his very own digital record as premeditatedly fraudulent. It centers around Vechery trying to illegally steal my super majority preferred shares which I rightfully received from my Chapter 7 liquidation. For the past two years, Vechery has established on the record that he will spend whatever time and money that it takes to fraudulently spread lies, that he knows in fact have already been proven 100% false by his own substantial digital trail of racketeering, orchestrated market manipulation, intentional long-term violations of insider filing requirements and while trying in vain to hide decades of his own excessive financial failures. While these strategies can succeed against microcaps who generally have little resources to combat them, with managers who can become exposed, fearful, or just plain worn out, this is not the case here. The Company, and I, have always followed the rules to the letter of the law and this will continue to be proven 100% true. What has also been proven, is that Vechery has hired and employed the worst of his kind which is beginning to result in the collective demise of Vechery and his team of paid bashers. Since they have zero truth on the side of their proven criminal records and shamelessly bizarre behavior, they are now losing the fake legal battles they previously promoted each week for more than the past year as the supposed end of my Contractual Leadership Position and Stock Ownership that I paid and invested real money to acquire at an enormous loss currently and that Vechery is on record during my personal bankruptcy stating that my preferred shares have to remain with me. Yet, for all of that he and his team have relentlessly barraged the public completely and knowingly false general accusations providing no legitimate evidence whatsoever and routinely demonstrating a below-kindergarten-understanding of securities law.

As Vechery's failing efforts are beginning to backfire on him and his team at a very high level, the actions taken by the company hereunder are the best possible way to stay focused on building the business and restoring future value to legitimate MAXD investors. As a result, Vechery has more recently shifted his team to an alternate strategy that involves relentlessly barraging the Company and its CEO on all stock board platforms and social media with the goal being to waste so much time, money, and resources, that dealing with their frauds becomes the full-time purpose and activity of the Company. Much more is disclosed herein and far greater detail will be added to the shareholders publicly available site at MAXDandBeyond.com.

Certain police reports have been filed recently and yielded state and federal laws, independently cited by law-enforcement officials on the reports themselves, while providing a clear path to felony criminal prosecution and punishment of Vechery, and his entire team, orchestrating daily attacks of cyber-bullying, harassment, and stalking that they have all been engaged in at Vechery's direction for the better part of 18 months. Based on preliminary responses, from law enforcement in the judicial system in more than one state , I confidently expect criminal actions will be put into play fairly soon against all of those involved in the Vechery strategy. Also, the company has prepared and expects that within the next several days subpoenas for all posters we'll be filed to reveal all of the identities behind every single post of the past year on all of the main chat boards and social media. This will prove once and for all that I am not on any chat board and never have been in any capacity and end the lawsuits, derivative or otherwise, filed by Vechery's entertainment attorney as nothing but well-paid legal malpractice and fraud perpetuated as in every case by Vechery premeditating 100% lies to all of his attorneys which helps to explain why he has to keep changing them. There is no information and belief. Vechery knowingly lies to each successive law firm while demonstrating the lies as truth by pointing to his Team of online defamers as proof that their lies are truth, hence "on information and belief". All attorneys have an actual duty to research these claims, but it is certainly understandable when some guy is crying wolf, waving huge bags of cash around and taking his Prey out for $1000 lunches.

It is important to mention here, in the filings, and wherever else relevant, that ALL of these lies put out as “information” is only to cause harm and is coming directly from Vechery. No one else has any information on these matters.  The online alias “Alfred/Bill” is a conduit for everything that Vechery wants to put out online.

On just the MAXD yahoo board there are 21,000+ posts, mostly just from a handful of the same people primarily repeating the same no proof general accusations and guaranteeing my demise each week during the last 18 months. Alfred states that he will not stop his criminal activity until the day he dies. Alfred recently responded to the news that Vechery's hospitality business partner, in what was billed as the biggest Ponzi scheme in the history of Las Vegas, had recently began to serve his life in prison sentence and that their business address had listed among other things warrants for arrest and registered sex offenders. Screen captures have been saved with Alfred offering an extreme number in the millions of dollars as a reward to anyone that can prove that he and Vechery are pedophiles. Alfred goes on to explain how nobody should assume he is such, just because he lives across the street from a school of very young children that he claims somebody may have seen in the background of one of his fraudulent videos. Alfred is a man who has many aliases, is being pursued by claimed victims of his Insurance Scam among other things. Alfred left recordings threatening the Company's auditor, where he is impersonating an attorney which he is not, representing his own non-existent fake law firm which never existed.

To clarify more of the record, all 10 million of my preferred shares were acquired by me for seven figures of cash loans that the company could never afford to pay me back. Half of those, or 5 million shares, I acquired on an emergency basis at four cents, during a hostile takeover attempt. All of the 10 million shares, are underwater at least 99% from what I paid as my actual cash cost. Regulatory requirement of any reporting company requires that there is at least one executive receiving or accruing salary. While I rightfully receive accrued salary, Vechery is completely aware that the company, has been unable to pay me an actual salary and that for the past five years, I have received zero income, and this is reflected on all of my corresponding tax returns. There has never been any pump and dump. That is just a term of art created by large investment banks to sell short during any run and make little companies look bad every time. During every period where that phrase is thrown out and in the ridiculous and highly illegal dismissed derivative lawsuits, the stock went down in value and in trading volume because I deliberately made no effort to even keep investor enthusiasm in play. A simple review of those facts as well as every other general accusation these criminals make are easily reviewed and confirmed as absurd and false on every level.

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Vechery knows for a fact that the $17,000 was legitimately loaned by the business to buy back in full one of my cars from my estate and that the same amount was deducted from the enormous money the company still owes me but has been unable to pay. Vechery also knows that I paid 11 of 12 monthly mortgage payments from the unlicensed loan shark that was provided to me from Vechery's criminal contacts and delivered with a bait and switch from 4% to 11% at the closing. Vechery also knows I spent $60,000 of my own cash filing against the lender which the trustee was able to leverage into a savings benefit of at least four times that amount used in the closing of the estate under Chapter 7.

Devine Mafa, is a personal referral from Alfred, who came with Alfred's high praise until I had to literally throw Mafa out of my home when he went wacko and tried to extort massive money from me that he clearly was never owed and never promised. Vechery then assisted Mafa in securing a suburban Los Angeles law firm to file a demented and perverse unemployment claim filled with a completely fabricated story he unwittingly recorded. As in all of these related matters, we just neatly pack up the truth as provided unwittingly, and as soon as the evidence against them, created by them, is received, we never hear from that attorney again.

In summary, Harvey Vechery is an 88-year-old mean-spirited unhappy person who has committed numerous blatant intentional securities violations wrapped in a variety of pre-meditated fraudulent acts. He has been getting away with doing the same things to others for many years, while mismanaging and losing the majority of his wife's $190 million dollars estate. I'm the first small business entrepreneur he's worked with that has caught on and uncovered his very dark secrets. I've uncovered all of the direct links between all of it thanks in large part to a Trojan horse inside his organization by way of a digital phone account that he and his Associates thought was friendly to their plans but legally tracked every move they made. This has caused them to unwittingly provide me their own digital communications of all sorts, and over a long period of time, outlining and memorializing the crimes they have planned and ultimately committed. Vechery once told me he enjoyed tearing down people's stuff.

At ChannelGreg.com you can see about 20% of the nearly 1000 features on me in nine industries spanning my long career. They include appearances on Oprah and every major network, a cover story on Forbes, and many recent appearances with top millennial podcasters and so much more. There are many immediately accessible positive endorsements of me and the ventures I have brought to market in several industries as Form 10 Microcaps using 15c211's with one market maker to begin otc trading. I've raised now nearly 200 million dollars over 4 decades and according to Bloomberg, Reuters, and Russell, the past 28 years of these endeavors have resulted in nearly a billion dollars of returns to long market investors. All my ventures combined over those four plus-decades have resulted in billions of dollars of small business commerce for others which is something I'm proud of.

Along the way, I've invested close to $14 million dollars of my own winnings into my own deals usually as the lead. My best deal went up more than 28,000% over 13 months and the fastest deal I was in the forefront of, increased more than 19,000% over a ten-week test period. I invented online crowdfunding in 1998, receiving three million dollars in about a week in a self-directed Regulation A. I have affected law changes and testified upon request to House Oversight, Investigations and Finance and became good friends until his passing in 2016 with that Committee Chairman - Congressman Michael Oxley. He said I was the only true small business bi-partisan and the SEC in the past few years opened two new offices following the nearly exact outlines I provided in my 2001 Testimony titled The S.E.C.'s Role in Capital Formation: Help or Hindrance.

Over the course of my career, I have been unjustly treated from time to time and this caused me to take up arms in a legal sense and has resulted for me and my ventures more than $10 million dollars, when combining cash settlements and judgments in 27 cases. During my 43 years of business pioneering, I have never been accused, prosecuted, or adjudged by any agency. Truth, honesty and always following the rules has served me well. Those who I have gone after didn't believe rules apply to them and I attribute my success in legal matters to having all of the truth on my side. Harvey Vechery is an outlier, unique in his methods compared to everyone I've ever met in 43 years of small business. He has reinvented how to harm those he invests in by enticing financially motivated attorneys with completely fake stories, who are only hired if Vechery is convinced that they will find ways to abuse the legal system to help Vechery wear opponents down. I have collected with pain staking research and private investigations a nearly three-decade history of his pure unadulterated fraud and hoodwinkery.

Vechery passed out money to certain people who went online and tried to manipulate stock in MAXD. They promised other investors it would go up, and later that it would go down. While interfering with large potential customers of the company, Vechery attempted to steal technology that MAXD owns. Vechery has been teamed up with the Company's former CEO Harold Blaisure, who I terminated for cause, having worked together for several years and still possessing stolen equipment assets that I demanded back but that they continually refuse to respond to. BTX Bill Torre has a chronically sociopathic habit of sending gay phobic slurs to me, which Vechery has a long and well documented habit of doing also to anyone he feels will listen to him when he talks.  Youtuber Alfred has multiple aliases and identities. He is being pursued not only for Insurance Fraud, but for making up one story after another that attributes the 100% fake stories to Vechery and that he knows for a fact are already proven 100% false. Indeed, Vechery created all of these lies and he knows he was recorded saying he would do these things. There's literally a giant inventory of perfect incriminating trails of digital messaging that he has unwittingly provided already to the company's benefit. With the help of an entertainment attorney Larry Russ, Vechery came up with what he calls the derivative lawsuit but his team refuses to admit that he had to withdraw his claim because it was illegal and his YouTuber Alfred helped somebody file a clone of the same set of lies that he spews online stating that attorney Larry Russ helped him prepare it at Vechery's direction, but Alfred simultaneously refuses to admit that his filing was illegal and that it has long since been defaulted on my lawsuit against him. With most everything in the legal system working with the truth in our favor and our takedown of these bad actors well on its way to completion in no more than an estimated 3 to 4 months. I expect we will benefit financially as we end the reign of terror for good and can reemerge for long-term success and value growth.

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If you didn't know my basic bullet point bio, I offer you for more review, but while considering that I have many high-level positive accomplishments that are well documented year after year for decades, while nearly every good person I've ever formed a bond with likes me and will work with me based on a simple phone call.

At the same time, I can promise you that my enemies have zero credibility on any subject throughout the course of their entire lives. Combine all of their lives and you still get nothing good and everything bad.

Greg brief bullet bio - or go to https://ChannelGreg.com

The Inventor of Crowd Funding in 1998, Greg Halpern was an International Gold Medalist in Judo & an Author in the late 70’s, spending more than 40 years since pioneering emerging technologies where he played the critical role bringing them from concept to reality providing savvy management, infrastructure, funding & intellectual capital to bring life-changing innovations to market.

Halpern has raised & invested now nearing 200 million dollars yielding fast approaching almost a billion dollars in open market returns for long investors. According to Bloomberg, Halpern’s Circle Group Holdings was the top gainer in Illinois in 2003 at 6533% before quadrupling in 2004 for a 13 month return of over 28,000%.

In the 80’s, Halpern appeared in Omni Science and Venture among many media features pioneering Computer Animated Imaging & Electronic Anesthesia where he received patents & trademarks & was on the Oprah show. In the 90’s Halpern developed the first search engine reverse algorithm software and successfully launched the first ever crowd funding - raising three million dollars online in a week. The S.E.C. cleared offering was featured on CNN.

Since 2000, Halpern was the Principal owner of CGI Capital an NASD Broker Dealer, Chairman & CEO of Circle Group Holdings (AMEX: CXN) and Z-Trim Holdings (AMEX: ZTM) where he designed & built a green plant to produce a USDA food ingredient breakthrough featured on Neal Cavuto   and dozens more syndicated human-interest stories appeared on most every major TV network

Halpern also developed Fairplay, a DRM component of Veridisc, which was sold to Apple as an original piece of their entire media ecosystem.

Halpern has been featured on most major TV networks & in many major publications including books by celebrities such as Dr. Oz. More than 100 Leaders in several industries have glowingly endorsed and worked with Halpern and his emerging ventures - a few of which are Steve Forbes, Al Gore, General Wes Clark, Steadman Graham, George Foreman, Larry King, Mick Fleetwood, Pitbull, SBA Chief Hector Barreto, Congressman Michael Oxley & Congresswoman Sue Kelly who brought him to congress to testify on ways to improve small business in America. These activities led to regulatory innovations, rule changes and two new offices at the S.E.C. including the Office of the Ombudsman and Office of the Advocacy for Small Business Capital Formation. Halpern has worked successfully with agencies such as the FDA, USDA, USPTO, FCC, DOE, DOD & SEC & is an inventor on several patents issued or pending since 1987.

As MAX-D’s Founder, Chairman, CEO, CFO, and Super Majority Shareholder, I always hope for the greatest win of my lifetime which I truly believe this could be, even considering the extreme challenges I've had to take on to get this far down the road. Over the course of my 4+ decades career I have always taken on all responsibility to pay in full all of the bills of the company for every service we need just to operate. While there are very few bills left of significance, I include being personally responsible for even this filing to the small recent Discount Edgar, and a past-due balance for the previous quarter. They have truly been the best filing experience during the Company's long history.

Finally, most small microcaps today have one or two key people operating the daily business year-round due to limited funding and uninsured officer and director risk exposure. If you have followed my 43-year career of monumental technology paradigm shifts, then at the least you know by now, I have always been a fighter for the little guy. I am the underdog. We are the Underdogs. I can now clearly see this final leg of the long strange and beautiful journey. I see it as a really fun fight, and I am confident we are already winning and will win it all in the end.

Truly Yours,

Gregory J. Halpern

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: November 21, 2022	By:	/s/ Greg Halpern
	Name:	Greg Halpern
	Title:	Chief Executive Officer

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